UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2018

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2018, Geron Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “2018 Sales Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $100 million from time to time through B. Riley FBR as its sales agent. The Company is not obligated to make any sales of common stock under the 2018 Sales Agreement.

The issuance and sale of common stock by the Company under the 2018 Sales Agreement is subject to the continued effectiveness of Company’s shelf registration statement on Form S-3 (File No. 333-206659) declared effective by the United States Securities and Exchange Commission (the “SEC”) on September 11, 2015, or the effectiveness of any subsequent registration statement on Form S-3 which may be filed by the Company in the future with the SEC covering the offer and sale of the common stock under the 2018 Sales Agreement. The Company makes no assurances as to its ability to maintain an effective registration statement covering the offer and sale of the common stock under the 2018 Sales Agreement.

Sales of the Company’s common stock through B. Riley FBR may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. Subject to the terms and conditions of the 2018 Sales Agreement, B. Riley FBR will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company imposes).

Unless earlier terminated as provided below, the 2018 Sales Agreement will automatically terminate upon the earlier of (1) the sale of all common stock subject to the 2018 Sales Agreement and (2) May 18, 2021. The 2018 Sales Agreement may be terminated by the Company or B. Riley FBR at any time upon 10 days’ notice to the other party, or by B. Riley FBR at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay B. Riley FBR an aggregate commission rate equal to up to 3.0% of the gross proceeds of the sales price per share for common stock sold through B. Riley FBR under the 2018 Sales Agreement. The Company has also provided B. Riley FBR with customary indemnification rights. The foregoing description of the 2018 Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the 2018 Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the Company held its 2018 Annual Meeting of Stockholders at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025, and via conference call, pursuant to notice duly given (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Geron Corporation 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan and the forms of stock option agreements for employees and the Company’s non-employee directors under the 2018 Plan (the “Stock Option Agreements”), each of which are filed as exhibits hereto, were adopted by the Board of Directors of the Company (the “Board”) on March 27, 2018, subject to stockholder approval, and became effective on May 15, 2018 (the “Effective Date”).

The terms of the 2018 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. The 2018 Plan is intended to be the successor to the Geron Corporation 2011 Incentive Award Plan (the “2011 Plan”) and as a result of the approval by the stockholders of the 2018 Plan at the Annual Meeting, no additional stock awards will be granted under the 2011 Plan. The total number of shares of the Company’s common stock available for issuance under the 2018 Plan is (subject to adjustment for certain changes in the Company’s capitalization) comprised of the sum of (i) 2,895,419 unallocated shares of common stock remaining available for the grant of new stock awards under the Company’s 2011 Plan as of May 15, 2018, (ii) 10,000,000 newly reserved shares of common stock and (iii) 24,845,654 Returning Shares (as defined below) as such shares become available from time to time as set forth in the 2018 Plan. “Returning Shares” means shares subject to outstanding stock awards granted under the 2011 Plan, the Geron Corporation 1992 Stock Option Plan, the Geron Corporation 1996 Directors’ Stock Option Plan and the Geron Corporation Amended and Restated 2002 Equity Incentive Plan (collectively, the “Prior Plans”) that, from and after the Effective Date, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding stock options and stock appreciation rights granted under the Prior Plans with an exercise or strike price of at least 100% of the fair market value of the underlying Company common stock on the date of grant, are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award. Eligible participants under the 2018 Plan include the Company’s employees, consultants and directors, including the Company’s executive officers.

A more detailed summary of the material features of the 2018 Plan, including the terms of stock option grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on March 30, 2018 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2018 Plan, a copy of which is incorporated by reference as Exhibit 10.2 hereto, and the forms of stock option agreements thereunder, copies of which are incorporated by reference as Exhibits 10.3 and 10.4 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Only stockholders of record as of the close of business on March 19, 2018, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of March 19, 2018, 160,654,027 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 133,179,584 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

(a) Proposal 1. Each of the two (2) nominees to hold office as Class I members of the Board of Directors to serve for a three-year term expiring at the Company’s 2021 annual meeting of stockholders was elected based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Scarlett, M.D.	40,539,428	4,692,153	87,948,003
Robert J. Spiegel, M.D., FACP	35,949,339	9,282,242	87,948,003

(b) Proposal 2. The non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,607,007	8,047,062	577,512	87,948,003

(c) Proposal 3. The Geron Corporation 2018 Equity Incentive Plan was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,888,324	15,847,147	496,110	87,948,003

(d) Proposal 4. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,453,517	3,783,844	942,223	0

Item 8.01 Other Events.

In connection with the approval of the 2018 Plan by the Company’s stockholders on May 15, 2018, the Board approved an amendment, effective on May 15, 2018, to the Non-Employee Director Compensation Policy, as previously amended on February 12, 2015, May 6, 2015, February 11, 2016 and January 31, 2018 (collectively, the “Director Compensation Policy”), to reference the 2018 Plan.

A copy of the Director Compensation Policy, as amended, is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
5.1	Opinion of Cooley LLP
10.1	At Market Issuance Sales Agreement, dated May 18, 2018, by and between Geron Corporation and B. Riley FBR, Inc.
10.2	2018 Equity Incentive Plan
10.3	Employee Stock Option Agreement under 2018 Equity Incentive Plan
10.4	Non-Employee Director Stock Option Agreement under 2018 Equity Incentive Plan
10.5	Non-Employee Director Compensation Policy, as amended May 15, 2018
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: May 18, 2018	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, General
Counsel and Corporate Secretary